Exhibit 3.1

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

TEUCRIUM COMMODITY TRUST

Dated as of October 21, 2010

By and Between

TEUCRIUM TRADING, LLC
as Sponsor

and

WILMINGTON TRUST COMPANY
as Delaware Trustee

TEUCRIUM COMMODITY TRUST
SECOND AMENDED AND RESTATED DECLARATION OF TRUST
AND TRUST AGREEMENT

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of TEUCRIUM COMMODITY TRUST (the “Trust”) is made and entered into as of the 21st day of October, 2010, by and between Teucrium Trading, LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee.

WHEREAS, the Sponsor formed the Trust on September 11, 2009 as a statutory trust organized in series, pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Sponsor and the Trustee were parties to a Declaration of Trust and Trust Agreement of the Trust dated September 11, 2009 (the “Initial Trust Agreement”), and are parties to an Amended and Restated Declaration of Trust and Trust Agreement dated March 31, 2010, as amended by an instrument dated June 16, 2010 establishing and designating additional series of the Trust pursuant to Section 3.2(b) of such Amended and Restated Declaration of Trust and Trust Agreement (together, the “First Amended Trust Agreement”);

WHEREAS, the Sponsor and the Trustee desire to amend and restate the First Amended Trust Agreement to revise and/or clarify certain terms and conditions upon which the Trust is administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE I
DEFINITIONS; THE TRUST

Section 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 6.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 6.4(b)(ii) in the case of contributed property, and as adjusted from time to time in accordance with Section 6.1(d)) and the adjusted basis thereof for United States federal income tax purposes, as of such date of determination.

“Business Day” means any day other than a day when any of the Exchange, the New York Stock Exchange, or the applicable Fund’s Futures Exchange is closed for regular trading.

“Capital Account” shall have the meaning assigned to such term in Section 6.1(a).

“Capital Contribution” means, with respect to any Shareholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such Shareholder.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on September 11, 2009, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity” means a traded physical commodity.

“Commodity Contract” means a contract for the purchase or sale of a Commodity or any other contract whose value is determined by reference to the value of a Commodity, one or more Commodities, including a Commodity-based forward contract, futures contract, swap or option.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 100,000 Limited Shares of a Fund, or such greater or lesser number of Limited Shares as the Sponsor may determine from time to time for each Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by a Participant in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of a Fund calculated on the Purchase Order Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to Shares, either (A) one or more book-entry transfers of such Shares to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B) if the Depository ceases to make its book-entry settlement system available for the Shares, execution and delivery at the Trust’s principal office of one or more certificates evidencing those Shares.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Participant or by the Sponsor, as applicable, in accordance with Article III hereof.

“Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Shares as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository pursuant to which the Depository will act as securities depository for Limited Shares of each Fund, as the same may be amended or supplemented from time to time.

“Distributor” means ALPS Distributors, Inc. or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC” shall have the meaning assigned to such term in Section 3.6(b).

“DTC Participants” shall have the meaning assigned to such term in Section 3.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the provision of written notice by the Sponsor of its withdrawal as Sponsor in accordance with Section 4.11(a) of this Trust Agreement.

“Exchange” means NYSE Arca, Inc. or, if the Limited Shares of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the Shares of such Fund are principally traded, as determined by the Sponsor.

“Fiscal Year” shall have the meaning assigned to such term in Article X hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 3.2(a).

“Futures Exchange” means the contract market or derivative transaction execution facility on which futures contracts relating to the Commodity that is a Fund’s principal investment focus are principally traded.

“Global Security” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 3.6 (c).

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

“Limited Shares” means Shares other than Sponsor’s Shares.

“Limited Shareholders” means Shareholders of Limited Shares.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.  The amount of any distribution made pursuant to Article VI hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Share of a Fund by the number of Shares comprising a Basket at such time.

“Net Asset Value Per Share” means the Net Asset Value of a Fund divided by the number of Shares of a Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(ii).

“Participant” means a Person that is a DTC Participant (as defined in Section 3.6(c)) and has entered into a Participant Agreement that, at the relevant time, is in full force and effect.

“Participant Agreement” means an agreement between the Sponsor (on behalf of Trust) and a Participant, and accepted by the Distributor, substantially in the form of Exhibit B hereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Percentage Interest” means, as to each Shareholder, the portion (expressed as a percentage) of the total outstanding Shares held by such Shareholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of the Registration Statement filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented.

“Purchase Order” shall have the meaning assigned thereto in Section 3.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 3.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

“Redemption Basket” means the minimum number of Limited Shares of a Fund that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities or property to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Date” shall have the meaning assigned thereto in Section 7.1(d).

“Registration Statement” means a registration statement filed with the SEC on Form S-1 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered Limited Shares, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Shareholder” means, with respect to any Share, the Person who owns the ultimate economic beneficial interest in such Share and does not hold the Share as a mere nominee or custodian for another Person.

“Shares” means the units of fractional undivided beneficial interest in the net assets of a Fund.

“Sponsor” means Teucrium Trading, LLC, a Delaware limited liability company which is registered as a Commodity Pool Operator and controls the investments and other decisions of the Funds, and any successor thereto or any substitute therefore as provided herein.

“Sponsor’s Shares” means the shares issued by a Fund to the Sponsor pursuant to Section 1.4, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Tax Matters Partner” means the Sponsor or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code or under any comparable provisions of state or local law.

 “Transaction Fee” shall have the meaning assigned thereto in Section 3.5(d).

“Trust” means Teucrium Commodity Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement, including the instrument dated June 16, 2010 establishing and designating additional series of the Trust, as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company, or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the adjusted basis of such property (as determined for purposes of Section 6.1(d)) as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property (as determined for purposes of Section 6.1(d)) as of such date of determination over the fair market value of such property  as of such date of determination.

Section 1.2 Name. The name of the Trust shall be “Teucrium Commodity Trust” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 1.3 Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event Wilmington Trust Company resigns or is removed as the Trustee, another Person in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders.  Initially, the principal office of the Trust shall be at 232 Hidden Lake Road, Brattleboro, Vermont 05301.

Section 1.4 Declaration of Trust.  The Trustee hereby acknowledges that pursuant to the Initial Trust Agreement the Trust has received from the Sponsor the sum of $100 (100 U.S. dollars), which amount shall constitute consideration for the Sponsor’s Shares in the Fund designated in Section 3.2 hereof, which sum is held in a bank account in the name of such Fund.  The Sponsor agrees that upon the creation of any additional Fund pursuant to this Trust Agreement it will pay an appropriate amount to the Trustee as consideration for its Shares in such Fund.  The Trustee declares that it holds and will hold the Trust Estate of each Fund so established, as Trustee, for the benefit of the Fund’s Shareholders for the purposes of, and subject to the terms and conditions set forth in, this Agreement; provided that, at any time, the Sponsor may direct that all or a portion of the Trust Estate of each Fund be held by a custodian of behalf of the Trust.  It is the intention of the Parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall constitute the governing instrument of the Trust.  Nothing in this Trust Agreement shall be construed to make the Shareholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 1.6, partners in a partnership.  Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust.  The Trustee has filed the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 1.5 Purposes and Powers.  The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment strategy of each Fund as contemplated by the Prospectus; (b) to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute.  The Trust shall have all of the powers specified in this Section 1.5 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement.

Section 1.6 Tax Matters.

(a) The Sponsor, and each Limited Shareholder by virtue of its purchase of Shares in a Fund, (i) express their intent that the Shares of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Shareholders thereof is a partner.  The Tax Matters Partner or the Shareholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing.  The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b) The Sponsor shall obtain a separate federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations.  The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate of such Fund, any taxes, assessments or other governmental charges owing with respect to the Fund.  The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund.  The Sponsor shall deliver or cause to be delivered to each Limited Shareholder of a Fund and the broker or nominee through which a Limited Shareholder owns its Shares an IRS Schedule K-1 and such other information, if any, with respect to the Fund as may be necessary for the preparation of the federal income tax or information returns of such Limited Shareholder, including a statement showing the Limited Shareholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c) Except as provided herein, the Tax Matters Partner may, in its sole discretion, cause a Fund to make, or refrain from making, any tax elections that the Tax Matters Partner reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(d) Each Limited Shareholder of a Share in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary to enable such Fund to comply with its U.S. federal income tax reporting obligations in respect of such Share, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Limited Shareholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a Limited Shareholder that is not a United States person.  The Fund shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Limited Shareholder, shall remit amounts withheld with respect to the Limited Shareholder to the applicable tax authorities.  To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Limited Shareholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the Limited Shareholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Limited Shareholder.  If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such Limited Shareholder by the amount of such required withholding.  In the event of any claimed over-withholding, Limited Shareholders shall be limited to an action against the applicable jurisdiction.

(e) By its acceptance of a beneficial interest in a Share, a Limited Shareholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Shareholder provides, or has previously provided, to any broker or nominee through which it owns its Shares, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to satisfy any other legal requirements with respect to the Shares.  Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Share, a Limited Shareholder, acknowledge and agree that any broker or nominee through which a Limited Shareholder holds its Shares shall be a third party beneficiary to this Trust Agreement for the purposes set forth in this Section 1.6.

(f) The Sponsor is specifically authorized to act as the “Tax Matters Partner” under the Code for each Fund and in any similar capacity under state or local law.  The Tax Matters Partner shall have the authority without any further consent of Fund Shareholders being required (except as specifically required herein) to make any and all elections for federal, state, local, and foreign tax purposes including any election, if permitted by applicable law:  (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii), (ii) to adjust the basis of the Fund’s assets pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state, local, or foreign law, in connection with transfers of Shares and distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Shareholders with respect to adjustments to the Fund’s federal, state, local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Fund and its Shareholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Fund or the Shareholders in their capacities as Shareholders and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Shareholders with respect to such tax matters or otherwise affect the rights of the Fund and its Shareholders.

(g) By its acceptance of a beneficial interest in a Share of a Fund, a Limited Shareholder agrees to the designation of the Sponsor as the initial Tax Matters Partner of the Fund.  Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation.  The Tax Matters Partner of a Fund shall be authorized to exercise all rights and responsibilities conferred upon a Tax Matters Partner under Sections 6221-6234 of the Code with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducting by the IRS with respect to the Fund; (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Fund’s partnership items on behalf of those Limited Owners having less than a 1% interest in the Fund; and (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment.

(h) The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 1.7 General Liability of Shareholders.  Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 1.8 Legal Title.  Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Limited Shareholder) as nominee.

Section 1.9 Series Trust.  The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Trust Statute.  The Shares of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute.  Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund.  The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust and each Fund receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute.

ARTICLE II
THE TRUSTEE

Section 2.1 Term; Resignation.

(a) The Trust shall have only one trustee unless otherwise determined by the Sponsor.  Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time.  The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware.  It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b) Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 2.5.  If the Sponsor does not appoint a successor trustee within such 60 day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee.  Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Declaration without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 2.2 Powers. Except to the extent expressly set forth in Section 1.3(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.  The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement.  The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing.  The Trustee shall not have any implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund.  The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 2.4 Indemnification. Each of the Sponsor and the Trust shall, whether or not any of the transactions contemplated hereby shall be consummated, assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties.  The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807(a) of the Delaware Trust Statute.  Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

Section 2.6 Liability of Trustee. Except as otherwise provided in this Article II, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 1.7 hereof.  The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust or any Fund is a party, except that the Trustee shall be liable to the Trust and the Shareholders for the Trustee’s own gross negligence or willful misconduct.  In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any Shares;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor or the Liquidating Trustee;

(c) The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any Limited Shareholder, the Liquidating Trustee, or any other Person;

(d) The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegatees or any Participant;

(e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Fund arising under this Trust Agreement or any other agreements to which the Trust or any Fund is a party; and

(g) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Section 2.7 Reliance; Advice of Counsel.

(a) The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law.  If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon.  Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b) The Trustee shall incur no liability to anyone in acting upon any document reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts selected by the Trustee with reasonable care.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 2.8 Payments to the Trustee.  Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment.  Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE III
SHARES; DEPOSITS

Section 3.1 General.

(a) The Sponsor shall have the power and authority, without Limited Shareholder approval, to establish and designate one or more series, or Funds, and to issue Shares thereof, from time to time as set forth in Section 3.2, as it deems necessary or desirable.  Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust.  The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the Shares of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The Sponsor may, without Limited Shareholder approval, divide or subdivide Shares of any Fund into two or more classes or subclasses, Shares of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 3.3.  The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof.

(c) The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places.  From time to time, the Sponsor may divide or combine the Shares of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof.  The Sponsor may issue Shares of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Shareholders.  All Shares when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable.  The Sponsor may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time.  The Sponsor may hold as treasury Shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares of any Fund or class thereof reacquired by the Trust.  Unless otherwise determined by the Sponsor, treasury Shares shall not be deemed cancelled.

(d) The Shares of each Fund shall initially be divided into two classes: Sponsor’s Shares and Limited Shares.

(e) No certificates or other evidence of beneficial ownership of the Shares will be issued.

(f) Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

Section 3.2 Establishment of Series, or Funds, of the Trust.

(a) Without limiting the authority of the Sponsor set forth in Section 3.2(b) to establish and designate any further series, the Sponsor hereby establishes and designates one initial series, or Fund, as follows:

Teucrium Corn Fund

The provisions of this Article III shall be applicable to the above-designated Fund and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in the written instrument creating such additional Fund.

(b) The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit C setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument.  At any time that there are no Shares outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof.  Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 3.3 Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes of Shares thereof and the establishment and designation of such classes or sub-classes of Shares shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit C setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of Shares, or as otherwise provided in such instrument.  The relative rights and preferences of the classes or sub-classes of Shares of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument.  At any time that there are no Shares outstanding of any particular class or sub-class of Shares previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of Shares and the establishment and designation thereof.  Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 3.4 Offer of Limited Shares.  During the period commencing with the initial effective date of a Fund’s Prospectus and ending no later than immediately prior to the time Shares of the Fund begin trading on an Exchange, each Fund shall offer Limited Shares to Participants in Creation Baskets pursuant to SEC Rule 415 at an offering price per Limited Share specified in the Fund’s Prospectus, provided that the offering price per Creation Basket will not be less than $1 million (1 million U.S. dollars).  After such period, each Fund shall continue to offer Limited Shares in Creation Baskets at the Net Asset Value Per Basket of such Fund.  The Sponsor shall make such arrangements for the sale of the Limited Shares as it deems appropriate.  The offering shall be made on the terms and conditions set forth in the Prospectus.

Section 3.5 Procedures for Creation and Issuance of Creation Baskets

(a) General. The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Participant Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets.  Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by each Fund is unlimited.

(i) On any Business Day, a Participant may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by a Participant, a “Purchase Order”) in the manner provided in the Participant Agreement.  Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”).  By placing a Purchase Order, a Participant agrees to deposit cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Trust.  Failure to do so shall result in the cancellation of the Purchase Order.  The Sponsor or its designee will process Purchase Orders only from Participants with respect to which the Participant Agreement for the Fund is in full force and effect.  The Sponsor or its designee will maintain and provide to Limited Shareholders upon request a current list of the Participants for each Fund with respect to which the Participant Agreement is in full force and effect.

(ii) Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 3.5(c).  The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii) After accepting a Participant’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill a Participant’s Purchase Order on the next Business Day following the Purchase Order Date (or on such later Business Day, not to exceed three Business Days after the Purchase Order Date, as agreed to between the Participant and the Sponsor or its designee when the Purchase Order is placed), but only if the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust, the Creation Basket Deposit due from the Participant submitting the Purchase Order.  The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities or instruments that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements as the beginning of each Business Day.  The Sponsor of its designee will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant Agreement and prior to accepting any Purchase Order.

(b) Deposit with the Depository.  Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Participant that submitted the Purchase Order.

(c) Rejection.  For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i)  determined by the Sponsor not to be in proper form; (ii) the acceptance of which would, in the opinion of counsel to the Sponsor, be unlawful, (iii) if circumstances outside the control of the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets; (iv) determined by the Sponsor not to be in the best interest of the Limited Shareholders; or (v) for any other reason set forth in the Participant Agreement entered into with that Participant.  The Sponsor shall not be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) Transaction Fee.  For each Fund, a non-refundable transaction fee will be payable by a Participant to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 3.5 and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”).  The Transaction Fee charged in connection with each such creation and redemption shall be initially $1,000 (1,000 U.S. dollars), but may be changed as provided below.  Even though a single Purchase Order or Redemption Order may relate to multiple Creation Baskets or Redemption Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund.  The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor, but will not in any event exceed 0.1% of the Net Asset Value Per Basket of a Fund at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be.  The Sponsor shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Shares until thirty (30) days after the date of that notice.

(e) Global Certificate Only.  Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository.  So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.6.

(f) Replacement of Depository.  The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Shares by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing Shares registered in the names of the Limited Shareholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing Shares as the Sponsor deems necessary or appropriate.

Section 3.6 Book-Entry-Only System, Global Security.

(a) Global Security.  The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Shares of each Fund.  Limited Shares of each Fund will be represented by the Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository.  No other certificates evidencing Limited Shares will be issued.  The Global Security for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Limited Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Shares of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Limited Shares represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Shares represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend.  Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository.  The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates.  DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository.  Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Limited Shareholders.  As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Shares of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants.  The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Participant, in the case of a creation or redemption of Baskets.  Ownership of beneficial interest in Limited Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants.  Limited Shareholders will be shown on, and the transfer of Limited Shares will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Limited Shareholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants.  Limited Shareholders are expected to receive, from or through the broker or bank that maintains the account through which the Limited Shareholder has purchased Limited Shares, a written confirmation relating to their purchase of Limited Shares.

(e) Reliance on Procedures.  Limited Shareholders will not be entitled to have Limited Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Shares under this Trust Agreement.  Accordingly, to exercise any rights of a holder of Limited Shares under the Trust Agreement, a Limited Shareholder must rely on the procedures of the Depository and, if such Limited Shareholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Limited Shareholder holds its interests.  The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Limited Sharesholder, or a Limited Shareholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding Limited Shares of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Shares through it, with each successive Indirect Participant continuing to notify each person holding Limited Shares through it until the request has reached the Limited Shareholder, and (2) in the case of a request or authorization to act being sought or given by a Limited Shareholder, such request or authorization is given by such Limited Shareholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Limited Shareholder’s interest in the Limited Shares is held.

(f) Communication between the Trust and the Limited Shareholders.  As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Limited Shares for all purposes except as expressly set forth in this Trust Agreement.  Conveyance of all notices, statements and other communications to Limited Shareholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Limited Share holdings of each DTC Participant.  The Trust or the Funds shall inquire of each such DTC Participant as to the number of Limited Shareholders holding Limited Shares of a Fund, directly or indirectly, through such DTC Participant.  The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Limited Shareholders.  In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions.  Any distributions on Limited Shares pursuant to Section 6.7 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Shares.  The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Shares, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Shares as shown on the records of the Depository or its nominee.  The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Limited Shareholders holding Limited Shares through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants.  None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Limited Shareholders, or payments made on account of beneficial ownership interests in Limited Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Limited Shareholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any Limited Shareholder and any person by or through which such Limited Shareholder is considered to own Limited Shares.

(h) Limitation of Liability.  Each Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement.  The representations, undertakings and agreements made on the part of the Trust in each Global Security are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust.  Nothing in the Global Security shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository.  If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.6.

Section 3.7 Assets. All consideration received by a Fund for the issue or sale of Shares together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

Section 3.8 Liabilities of Funds.

(a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund.  Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable.  Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Shareholders for all purposes.  The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.  Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b) Without limiting the foregoing provisions of this Section 3.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund.  Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund.  Every Share, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the Shares represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Participant, will include language substantially similar to the language set forth in Section 3.8(b).

Section 3.9 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the number of Shares, or fraction thereof, standing in its name on the books of such Fund in accordance with Section 3.6(g).

Section 3.10 Equality. Except as provided herein, all Shares of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Share shall be equal to each other Share.  The Sponsor may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Shareholders.

ARTICLE IV
THE SPONSOR

Section 4.1 Management of the Trust.  Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 4.2 Authority of Sponsor.  In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto;

(e) To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f) To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and the Prospectus;

(g) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

(h) To pay or authorize the payment of distributions to the Shareholders and expenses of each Fund;

(i) To make any elections on behalf of the Trust and any Fund under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust or the applicable Fund; and

(j) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 4.3 Obligations of the Sponsor.  In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Shareholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Appoint and remove independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust and each Fund as a “statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f) Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 4.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’ s immediate possession or control;

(h) Enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) For each Fund, receive from Participants and process, or cause the Distributor or other Fund service provider to process, properly submitted Purchase Orders, as described in Section 3.5(a)(i);

(j) For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Participants;

(k) For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 3.5(d);

(l) For each Fund, receive from Participants and process, or cause the Distributor or other Fund service provider to process, properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

(m) For each Fund, in connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Shares corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

(n) Interact with the Depository as required; and

(o) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading or other advisors.

Section 4.4 General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a) Borrow money from or loan money to any Shareholder (including the Sponsor);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA, or (v) the deposit of margin or collateral with respect to the initiation and maintenance of Commodity Contract positions; or

(c) Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 4.5 Liability of Covered Persons.  A Covered Person shall have no liability to the Trust, any Fund, or to any Shareholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person.  Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person.  A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of the Sponsor or any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 4.6 Fiduciary Duty.

(a) To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Shareholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein.  The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor.  If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

Section 4.7 Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 3.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates.  All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b) Notwithstanding the provisions of this Section 4.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust or the applicable Fund or Funds in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund or Funds; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable Fund or Funds in cases in which it is not entitled to indemnification under this Section 4.7.

(e) The term “Sponsor” as used only in this Section 4.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund or Funds and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust or any Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount pursuant to this Section 4.7 shall be subject to Section 3.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 4.8 Expenses and Limitations Thereon.

(a)(i)  The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Organization Expenses incurred in connection with the creation of the Trust or any Fund and the sale of Shares.

(ii) “Organization Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Shares under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Shares prior to the time such Shares begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares of a Fund, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares of a Fund, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b) Except as set forth in Article II and Sections 4.8(a) and 4.8(c), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund.  Such costs and expenses shall include, but not be limited to: (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (ii) expenses incurred in connection with registering additional Shares of a Fund or offering Shares of a Fund after the time any Shares of such Fund have begun trading on an Exchange; (iii) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) the Sponsor’s fee in accordance with Section 4.9; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance; (ix) costs and expenses associated with client relations and services; (x) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

(c) The Sponsor or any Affiliate of the Sponsor may only be reimbursed for the actual cost to the Sponsor or such Affiliate of any expenses which it advances on behalf of a Fund for which payment a Fund is responsible.  In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Funds in its capacity as the Sponsor of the Trust, such as salaries and fringe benefits of employees, officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead,” is prohibited.

Section 4.9 Compensation to the Sponsor. The Sponsor shall be entitled to compensation for its services as Sponsor of the Trust as set forth in the Prospectus, as the same may be amended or supplemented from time to time.

Section 4.10 Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 4.11 Withdrawal of the Sponsor.

(a) The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Limited Shareholders and the Trustee.  If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 13.1(a)(ii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

(b) The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c) In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 1.7 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 13.1.

(d) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Shares to an Affiliate of the Sponsor.  Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11(a) or an Event of Withdrawal or assignment of Shares for purposes of Section 5.2(a).

Section 4.12 Authorization of Registration Statements. Each Limited Shareholder (or any permitted assignee thereof) hereby agrees that the Sponsor, the Trust, and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Shareholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 4.13 Litigation.  The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests.  The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE V
TRANSFERS OF SHARES

Section 5.1 Transfer of Limited Shares. A Limited Shareholder may not transfer his Shares or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Limited Shareholders that are not DTC Participants may transfer Limited Shares by instructing the DTC Participant or Indirect Participant holding the Limited Shares for such Limited Shareholder in accordance with standard securities industry practice.  Limited Shareholders that are DTC Participants may transfer Limited Shares by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

Section 5.2 Transfer of Sponsor’s Shares. Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s Shares shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VI
CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 6.1 Capital Accounts.

(a) The Sponsor or an Administrator shall establish on the books and records of each Fund for each Shareholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A Shareholder’s Capital Account shall be increased by such Shareholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 6.1(b) and allocated to such Shareholder pursuant to Section 6.2.

(ii) A Shareholder’s Capital Account shall be decreased by the amount of cash distributed to such Shareholder pursuant to any provision of this Agreement and by any expenses, deductions or losses computed in accordance with Section 6.1(b) and allocated to such Shareholder pursuant to Section 6.2.

(b)  For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Shareholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Section 703(a) of the Code; provided, that:

           (i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction.  All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Share that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as items described in Section 705(a)(2)(B) of the Code.

           (ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 6.1(d) .

(c) In the event any Shareholder’s Shares are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of such Shareholder to the extent such Capital Account relates to the transferred Shares.

(d) Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Shares, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Shareholders of such Fund may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Shareholders at such time pursuant to Section 6.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of the Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 6.1(d) to take into account any prior Capital Account adjustment under this Section 6.1.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations.  In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Shareholders and the amount of capital reflected on the Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations section 1.704-1(b).

 Section 6.2 Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Section 6.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 6.1(b)) shall be allocated to the Shareholders in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Shareholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d), items of the Fund’s income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Shareholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible.  This Section 6.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 6.3 Allocations of Profits and Losses for Tax Purposes..

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 6.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Shareholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Shareholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.2(c).

Section 6.4 Tax Conventions.

(a)  For purposes of Sections 6.1, 6.2, and 6.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder.  The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this Section 6.4(b).

(i)  All issuances, redemptions and transfers of Shares or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Share or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Share is lowest.  Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 6.1(d), the fair market value of all Fund property immediately prior to the issuance, redemption or transfer of Shares shall be deemed to be equal to the lowest value of such property (as determined under Section 6.6) during the month in which such Shares are issued or redeemed.  In the event that the Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 6.6) on the date of such contribution.  All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely among the Shareholders recognized as shareholders of the Fund as of the close of business on the last trading day of the preceding calendar month.  For this purpose, any transfer of a Share during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month.  Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Shareholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Shareholders of the Fund who own Shares as of the close of the day in which such gain or loss is recognized for federal income tax purposes.

 (c) The allocations pursuant to Section 6.4(b) are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations section 1.706-1(c)(2)(ii) and to take into account a Shareholder’s or Shareholders’ varying interests during the taxable year of any issuance, redemption or transfer of Shares or beneficial interests therein.  Any person who is the transferee of Shares shall be deemed to consent to the methods of determination and allocation set forth in Sections 6.3 and 6.4 as a condition of receiving such Shares.

Section 6.5 No Interest on Capital Account.  No Shareholder shall be entitled to interest on its Capital Account.

Section 6.6 Valuation.

(a) For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

(b) The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service.  If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed.  The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 6.7 Distributions.

(a) Distributions on Shares of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Shareholders in accordance with Section 3.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities.  Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b) Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 7.1 and 13.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Shareholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c) Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to Shares if such distribution would violate the Delaware Trust Statute or any other applicable law.  A determination that a distribution is not prohibited under this Section 6.7 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances.  Unless otherwise agreed to by the Shareholders, a Shareholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, the Shareholders understand and acknowledge that a Shareholder (or its agent) may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to such Shareholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions from the Trust.

ARTICLE VII
REDEMPTIONS

                      Section 7.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Participant Agreement, which may be amended from time to time in accordance with the provisions of such Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 3.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”).  The Sponsor shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Sponsor shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of a Fund calculated on the Redemption Order Date.  The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d) On the next Business Day following the Redemption Order Date (or on such later Business Day, not to exceed three Business Days after the Redemption Order Date, as agreed to between the Participant and the Sponsor or its designee when the Redemption Order is placed) (the “Redemption Settlement Date”), if the account of the Distributor or other appropriate Fund service provider at the Depository has been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.  If by the close of business on such Redemption Settlement Date the Sponsor has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Sponsor will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant with the Transaction Fee and (ii) keep the redeeming Participant’s Redemption Order open until the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”).  If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Distributor’s account at the Depository on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence.  If by the close of business on the next Business Day following Redemption Settlement Date, the Sponsor has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Sponsor will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled.  Notwithstanding the foregoing, when and under such conditions as the Sponsor may from time to time determine, the Sponsor shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s or the applicable account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as to which the Sponsor may, in its sole discretion, from time to time agree.

(e) The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange or the Fund’s Futures Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange or the Fund’s Futures Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery or Redemption Distributions is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Shareholders.  Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 7.2 Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII
LIMITED SHAREHOLDERS

Section 8.1 No Management or Control; Limited Liability; Exercise of Rights through DTC.  The Limited Shareholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor.  Except as provided in Section 8.3 hereof, no Limited Shareholder of any Fund shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust, the applicable Fund or any other series Fund of the Trust except to the extent of such Shareholder’s proportionate share of the applicable Fund’s Trust Estate.  Except as provided in Section 8.3 hereof, each Limited Share shall be fully paid and no assessment shall be made against any Limited Shareholder.  No salary shall be paid to any Limited Shareholder in its capacity as such, nor shall any Limited Shareholder have a drawing account or earn interest on its share of a Fund’s Trust Estate.  By the purchase and acceptance or other lawful delivery and acceptance of Limited Shares, each Limited Shareholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Limited Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Trust Agreement.  The rights under this Trust Agreement of any Shareholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such Shareholder in accordance with the rules and procedures of the Depository, as provided in Section 3.6.

Section 8.2 Rights and Duties. The Limited Shareholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Shareholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article IX and the list of Participants contemplated by Section 3.5(a)(i).  The foregoing rights are in addition to, and do not limit, other remedies available to Limited Shareholders under U.S. federal or state law.

(b) The Limited Shareholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Shareholders’ redemption rights set forth in Article VII hereof, Limited Shareholders shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore.  In no event shall a Limited Shareholder be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Limited Shareholders.  No Limited Shareholder shall have priority over any other Limited Shareholder either as to the return of capital or as to profits, losses or distributions.  No Limited Shareholder shall have the right to bring an action for partition against the Trust or a Fund.

(d) Limited Shareholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (iii) terminate the Trust as provided in Section 13.1(e). Unless otherwise specified in this Trust Agreement or in Delaware of federal law or regulations of rules on any exchange, any matter upon which the Shareholders vote shall be approved by the affirmative vote of Limited Shareholders holding Limited Shares representing at least a majority (over 50%) of the outstanding Limited Shares of the Trust or a Fund, as the case may be.

Except as expressly provided in this Trust Agreement, the Limited Shareholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 8.3  Limitation on Liability.

(a) Except as provided in Sections 4.7(f), and 6.2 hereof, and as otherwise provided under Delaware law, the Limited Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no Limited Shareholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits.  In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Limited Shareholder with respect to amounts distributed to such Limited Shareholder or amounts received by such Limited Shareholder upon redemption unless, under Delaware law, such Limited Shareholder is liable to repay such amount.

(b) The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each Limited Shareholder and its agent or nominee against any claims of liability asserted against such Limited Shareholder solely based on its status as a Limited Shareholder of one or more Limited Shares (other than for taxes for which such Limited Shareholder is liable on income allocated under Section 6.3 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Limited Shareholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Limited Shareholders ’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Limited Shareholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.  Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.7 and 3.8 hereof.

Section 8.4 Derivative Actions.

(a) No person who is not a Shareholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund.  No Shareholder of a Fund may maintain a derivative action on behalf of the Trust with respect to such Fund unless holders of a least ten percent (10%) of the outstanding Shares of such Fund join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met:  (i) the Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE IX
BOOKS OF ACCOUNT AND REPORTS

Section 9.1 Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character.  The books of account shall be kept at the principal office of the Trust and, subject to Section 8.2(a), each Shareholder (or any duly constituted designee of a Shareholder) shall have, at all times during normal business hours, upon reasonable advance written notice, access to and the right to inspect and copy the same (at such Shareholder’s own cost) to the extent such access is required under CFTC rules and regulations.  Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

Section 9.2 Reports to Shareholders. The Trust will furnish to DTC Participants for distribution to each Fund’s Shareholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Shareholders by the CFTC and the NFA.  Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.  The Sponsor will furnish to Fund Shareholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.  In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund Shareholders directly but will be publicly available through the SEC.  The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Section 9.3 Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 9.4 Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof, a list of the names and last known address of, and number of Shares owned by, all Shareholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds.  The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format at the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

 Section 9.5 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Shareholder; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Trust Agreement.

ARTICLE X
FISCAL YEAR

Section 10.1 Fiscal Year. The Fiscal Year of the Trust shall be the calendar year.  The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the thirty-first day of December, 2009.  If the Trust terminates, the final Fiscal Year shall end on the date of termination.

ARTICLE XI
AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 11.1 Amendments to the Trust Agreement.

(a) The Sponsor may, without the approval of the Limited Shareholders, amend or supplement this Trust Agreement; provided, however, that the Limited Shareholders shall have the right to vote on any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, (ii) submitted to them by the Sponsor in its sole discretion, or (iii) if it would impair the right of a Limited Shareholders to surrender baskets of Shares and receive the amount of Trust property represented.  The Sponsor shall provide notice of any amendment to the Limited Shareholders setting forth the substance of the amendment and its effective date.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee.  At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(d) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee; provided that the Trustee shall in no circumstance be obligated to execute any agreement to which the Trust is a party if the Sponsor may execute such Agreement on behalf of the Trust.

(e) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 11.2 Meetings of the Shareholders. Meetings of the Shareholders may be called by the Sponsor and will be called by it upon the written request of Limited Shareholders holding at least 25% of the outstanding Shares of all Funds or any Fund, as applicable.  The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place.  Where the meeting is being called upon the written request of Limited Shareholders as set forth in this Section 11.2, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.  Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Shareholders for the debts of the applicable Fund.  Shareholders may vote in person or by proxy at any such meeting.  The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Shareholder voting.

Section 11.3 Action Without a Meeting. Any action required or permitted to be taken by Limited Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken.  Such written consents shall be treated for all purposes as votes at a meeting.  If the vote or consent of any Limited Shareholder to any action of the Trust, any Fund or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Limited Shareholder given in the manner provided in Section 16.4.  Any vote or consent that has been cast by a Limited Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Limited Shareholder, unless the Limited Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected.  The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing.  Any action taken or omitted in reliance on any such deemed vote or consent of one or more Limited Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Limited Shareholders in any manner other than as expressly provided in Section 16.4.

ARTICLE XII
TERM

Section 12.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII
TERMINATION

Section 13.1 Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The occurrence of an Event of Withdrawal, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal, the affirmative vote or written consent of Limited Shareholders in accordance with Section 8.2(d) or Section 11.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) Limited Shareholders owning at least seventy-five percent (75%) of the outstanding Limited Shares held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor not less than ninety (90) days prior to the effective date of termination.

(f) Upon written notice to the Trustee and the Shareholders by the Sponsor of its determination that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund, or, in the exercise of its reasonable discretion.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust or any Fund, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares.  Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article IX hereof relating to the books of account and reports of the applicable Fund.

Section 13.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Shareholders may propose and approve) shall take full charge of the Trust Estate.  Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds.  Thereafter, in accordance with Section 3808(e) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Shareholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed, at the expense of the Trust pursuant to Section 13.2 hereof or of the Sponsor, in accordance with the Delaware Trust Statute.  Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV
MERGER, CONSOLIDATION, INCORPORATION

Section 14.1 Merger, Consoldation Notwithstanding anything else herein, the Sponsor may, without Shareholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include Shares of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

Section 14.2 Changes to Trust Agreement Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, but subject to Sections 11.1(b) and 11.1(c), an agreement of merger or consolidation approved by the Sponsor in accordance with Section 14.1 may effect any amendment to the Trust Agreement or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

Section 14.3 Successor Trusts Notwithstanding anything else herein, the Sponsor may, without Shareholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any fund thereof may be transferred and may provide for the conversion of Shares in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

ARTICLE XV
POWER OF ATTORNEY

Section 15.1 Power of Attorney Executed Concurrently.  Each Limited Shareholder, by virtue of its purchase of Shares in a Fund, irrevocably constitutes and appoints the Sponsor and its officers, directors, and managers with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Shareholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Security pursuant to Section 3.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

Section 15.2 Effect of Power of Attorney. The Power of Attorney granted by each Limited Shareholder to the Sponsor:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Shareholder;

(b) May be exercised by the Sponsor for each Limited Shareholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Shareholder of the whole or any portion of his Limited Shares, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a Limited Shareholder of its Limited Shares that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each Limited Shareholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3 Limitation on Power of Attorney. The Power of Attorney granted by each Limited Shareholder to the Sponsor shall not authorize the Sponsor to act on behalf of Limited Shareholders in any situation in which this Trust Agreement requires the approval of Limited Shareholders unless such approval has been obtained as required by this Trust Agreement.  In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI
MISCELLANEOUS

Section 16.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 16.1, and provided further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement.  Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.  The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination.  No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Limited Shareholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be.  Notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing.  Requests for redemption of Shares shall be effected in accordance with the provisions of Article VII of this Trust Agreement.

Section 16.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders.  For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Shareholders and assignees shall be bound by such determination.

Section 16.7 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Sponsor, the Shareholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to Teucrium Trading, LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

 WILMINGTON TRUST COMPANY,
  as Trustee

 By:_/s/ Joseph B. Feil_________________
           Name: Joseph B. Feil
           Title: Vice President

TEUCRIUM TRADING, LLC,
 as Sponsor

 By:_/s/ Dale Riker___________________
            Name: Dale Riker
 Title: Treasurer and Secretary

 EXHIBIT A

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Limited Shares

-in-

TEUCRIUM COMMODITY TRUST
WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Shares (“Shares”), each of which represents a fractional undivided Share of beneficial interest in _____________ Fund (the “Fund”), established and designated as a series of the Teucrium Commodity Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on September 11, 2009, and a Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of September __, 2010, by and between Teucrium Trading, LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all limited units of beneficial interest in the Fund, which shall be the total number of Limited Shares that are outstanding at such time.  The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust.  At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Shares outstanding at any given time.

Each Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Limited Shareholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Limited Shareholders holding Limited Shares equal to at least a majority (over 50%) of the Trust’s outstanding Limited Shares or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding Limited Shares, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, (ii) submitted to them by the Sponsor in its sole discretion, or (iii) if it would impair the right of a Limited Shareholders to surrender baskets of Shares and receive the amount of Trust property represented.  The Sponsor shall provide notice of any amendment to the Trust Agreement to the Limited Shareholders setting forth the substance of the amendment and its effective date.  Any such vote, consent or waiver by the holder of Limited Shares shall be conclusive and binding upon such holder of Limited Shares and upon all future holders of Limited Shares, and shall be binding upon any Limited Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Limited Shares evidenced hereby are at such time in uncertificated form.

In accordance with Section 3.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund.  The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in the Fund.

The Trust Agreement, and this Certificate, are executed and delivered by Teucrium Trading, LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement.  The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by Teucrium Trading, LLC, but are made and intended for the purpose of binding only the Trust.  Nothing in the Agreement or this Certificate shall be construed as creating any liability on Teucrium Trading, LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, Teucrium Trading, LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

Teucrium Trading, LLC,
as Sponsor

 By:________________________
Authorized Officer

 Date:                   , 2010

1 Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

A-

EXHIBIT B

FORM OF PARTICIPANT AGREEMENT

EXHIBIT C

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS